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                                                           EXHIBIT 10.100



                  AGREEMENT CONCERNING AMERICAN SKIING COMPANY

                  FOR HOLDER OF SPECIAL USE PERMIT NO. 4002-01

      This Agreement ("Agreement") is made by the UNITED STATES DEPARTMENT OF AGRICULTURE FOREST SERVICE (the "Forest Service"), AMERICAN SKIING COMPANY, a Maine corporation (the "Lender"), and WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation with a place of business in Waterville Valley, New Hampshire (the "Borrower").

                                    RECITALS

      1. On November 27, 1996, the Forest Service issued Term Special Use Permit No. 4002-01 to the Borrower (the "Permit").

      2. The Permit authorizes the Borrower to use and occupy certain National Forest System land for the purpose of constructing, operating and maintaining a four season resort. The Permit covers National Forest Service System land in the town of Waterville, Grafton County, New Hampshire (the "Property").

      3. The Property is owned by the United States and managed under statutory authority granted to the Forest Service.

      4. Under the Permit, physical improvements owned by the Borrower that are located on the Property (the "Improvements") shall be considered personal property, not fixtures.

      5. The Borrower provides products and services to the public under the terms of the Permit.

      6. The Lender has extended credit to Borrower.

      7. The Lender has agreed to make a loan to the Borrower in the original principal amount of $2,750,000 plus interest, costs and other fees pursuant to a certain Purchase and Sale Agreement, a certain Subordinated Promissory Note and related documents which may now or hereafter evidence, govern or secure the foregoing obligations and any amendments, extensions, renewals, replacements or substitutions of any of the foregoing (all collectively, the "Loan," and the documents relating thereto the "Loan Documents").

                            PURPOSE OF THIS AGREEMENT

      WHEREAS, the Forest Service believes that the public will benefit from the products and services provided by the Borrower under the terms of the Permit.
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      WHEREAS, the Lender desires the cooperation of the Forest Service in connection with the financing by the Lender of the acquisition of the Improvements.

      WHEREAS, the Lender desires the cooperation of the Forest Service if the Borrower defaults on the Loan and the Lender forecloses on the Improvements.

      WHEREAS, the Forest Service desires to cooperate with the Lender under the terms of this Agreement.


                                    AGREEMENT

      In consideration of the foregoing, the parties agree as follows:

      1. The Permit is revocable, terminable, and not transferable in accordance with its terms and federal regulations. The Permit is not real property, does not convey any interest in real property, and may not be used as collateral for the Loan.

      2. As collateral for the Loan, the Borrower agrees to give the Lender a security interest in the Improvements, and the Forest Service acknowledges the creation of that security interest at the request of the Lender. No security interest is created in the Property or in any improvements owned by the United States.

      3.    The Borrower is in compliance with the terms of the Permit.

      4. The United States receives permit fees from the Borrower based on a fee system contained in the Permit. The fee system and other Permit provisions may be adjusted or replaced under the terms of the Permit or federal regulations.

      5. The Permit by its terms is not transferable. Any change of title to the Improvements shall result in termination of the Permit. Prior to any transfer of title to the Improvements, the Forest Service shall cooperate with the Lender in obtaining an acceptable permit holder. Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holder meets requirements under Forest Service regulations, including financial and technical capability. As part of this cooperation, the Forest Service shall not issue a new permit for a four season resort to any individual or entity that does not hold title to the Improvements.

      6. If the Borrower fails to comply with the terms of the Permit and the noncompliance could lead to suspension or revocation of the Permit, the Forest Service shall: (1) notify the Lender in writing of the noncompliance provided, however that prior notice is not required under this clause where immediate action is deemed necessary under federal regulations; (2) inform the Lender of any action taken in response to the noncompliance; and (3) apprise the Lender of the resolution of any disputes with the Borrower or any proposed agreement to modify the terms of the Permit arising out of the


                                        2
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noncompliance. Notice shall be mailed "certified return receipt requested," to the following address: American Skiing Company, P.O. Box 450, Bethel, ME 04217
Attn: Christopher E. Howard.

      The Lender shall not have any claim for legal or equitable remedies if the Forest Service fails to comply with any part of this clause. Nothing in this clause impinges on any of the Forest Service's rights in administering the Permit under the federal regulations on termination, revocation, and suspension.

      7. The Lender shall advise the Forest Service of impending servicing actions which may be taken against the Borrower, if the Lender deems such notice legal and advisable.

      8. All the provisions of paragraph 5 above apply to a transfer of title resulting from a default by the Borrower.

      9. If the Lender forecloses on the Improvements, the Forest Service shall, to the extent permitted under applicable law, allow physical access to the Improvements by the Lender as is necessary to liquidate the Loan or secure the Improvements. The Lender shall give prior notice to the Forest Service of such access to the Improvements. The Lender shall obtain a temporary authorization from the Forest Service in accordance with federal regulations in order to operate a business in or otherwise occupy the Improvements.

      10. If the Permit is revoked, the Forest Service shall cooperate with the Lender in obtaining an acceptable permit holder. Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holders meet requirements under Forest Service regulations, including financial and technical capability. As part of this cooperation, the Forest Service shall not issue a new permit for a four season resort to any individual or entity that does not hold title to the Improvements.

      11. Nothing in this Agreement precludes the Lender from exercising remedies against the Borrower associated with other security interests.

      12. If the Borrower has satisfied all of its obligations to the Forest Service, any money payable from the Forest Service to the Borrower under the Permit by reason of termination of the Permit shall be paid to the Lender until the Loan is fully satisfied.

      13. Nothing in this Agreement confers any rights on any third party as a beneficiary under this Agreement. In addition, nothing in this Agreement confers any rights on the Lender or any third party as a beneficiary under the Permit.

      14. The Borrower and Lender acknowledge that the Permit and the Property are not encumbered by any of the Loan Documents and are not subject to foreclosure if


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the Borrower defaults. Any statement in the Permit or the Loan Documents that creates or appears to create a security interest in the Permit or the Property is ineffective and contrary to law.

      15. If any provision in the Loan Documents, security agreement, or any other documentation made or executed in conjunction with the Loan conflicts with the terms of this Agreement, the terms of this Agreement shall prevail.

      16. This Agreement shall terminate automatically on final repayment of the Loan, and readvances under the Loan are no longer committed for. The Lender shall give the Forest Service notice of such repayment of the Loan.

      17. Nothing in this Agreement shall be construed to limit in any way the sole discretion of the Forest Service to determine the allocation of National Forest System land, including decisions not to reauthorize any use which may be inconsistent with a forest land and resource management plan or applicable law.

      18. This Agreement is intended to foster consultation among the parties in order to coordinate more effectively the fulfillment of their respective rights and obligations.

      19. The Borrower warrants that it has full authority to enter into this Agreement, and covenants that it shall be binding on its representatives, successors, and assigns.

      20. The undersigned officials of the Lender and the Forest Service warrant that they have the delegated authority to execute this Agreement.

      21. Lender and Borrower represent to the Forest Service that the Loan is junior in priority to a secured first mortgage loan in the original principal amount of $10 million (as such loan may be modified, increased, replaced or refinanced from time to time, so long as such loan continues to satisfy the definition of "Senior Debt" set forth in the Subordinated Promissory Note evidencing the Loan, the "First Mortgage Loan") extended to Borrower by The First National Bank of Boston (including its successors and assigns, any lender or lenders that replace or refinance the First Mortgage Loan in whole or in part, the "Bank"), securing certain physical improvements owned by the Borrower that are located on the Property, including the Improvements. As of the date hereof, the Bank, Borrower and the Forest Service entered into an agreement concerning the Bank with respect to Borrower's Special Use Permit No. 4002-01 on terms materially similar to this Agreement. The Forest Service acknowledges and agrees that until such time as it receives written notice from Borrower, the Bank and Lender that the First Mortgage Loan has been paid and the collateral therefor released, this Agreement and all the rights and benefits that run to Lender hereunder shall be subordinate to the rights and benefits that run to the Bank under the Agreement concerning the Bank for Holder of Special Use


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Permit No. 4002-01, and the Forest Service shall bear no liability for and shall treat and deal with the Bank as the first priority lender with respect to the Improvements.

                                    UNITED STATES DEPARTMENT OF
                                    AGRICULTURE - FOREST SERVICE


                                    By:  /s/ Beth LeClair
                                       -------------------------------
                                    Title: FOR/Forest Supervisor
                                    Date: January 2, 1997


                                    WATERVILLE VALLEY SKI RESORT, INC.


                                    By:  /s/ Jeffrey Joyce
                                       --------------------------------
                                    Title: ____________________________
                                    Date: ___________________, 1996

                                    AMERICAN SKIING COMPANY


                                    By:  /s/ Christopher E. Howard
                                       --------------------------------
                                    Title: Chief Administrator Officer
                                    Date: November 27, 1996

STATE OF MASSACHUSETTS
County of Suffolk                                Nov. 27, 1996

      Then personally appeared before me the above-named Jeffrey J. Joyce in his/her said capacity and acknowledged the foregoing to be his/her free act and deed and the free act and deed of the United States Department of Agriculture - Forest Service.

                                   Before me,


                                   /s/ Saundra L. O'Malley
                                  ----------------------------------
Saundra L. O'Malley                Notary Public
Notary Public                      Print Name:
My Commission expires
Feb. 7, 1997

STATE OF MASSACHUSETTS
County of Suffolk                           Nov. 27, 1996


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      Then personally appeared before me the above-named Christopher E. Howard in his/her said capacity and acknowledged the foregoing to be his/her free act and deed and the free act and deed of Waterville Valley Ski Resort, Inc.

                                   Before me,

                                   /s/ Saundra L. O'Malley
                                  --------------------------------
Saundra L. O'Malley                Notary Public
Notary Public                      Print Name:
My Commission Expires
Feb. 7, 1997


STATE OF VERMONT
County of Windsor                                Jan. 2 , 1997

      Then personally appeared before me the above-named Beth LeClair in his/her said capacity and acknowledged the foregoing to be his/her free act and deed and the free act and deed of United States Department of Agriculture, Forest Service.

                                   Before me,

                                   /s/ Frances Guilmette
                                   ---------------------------
                                   Notary Public
                                   Print Name: Frances Guilmette